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CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Financial Statements" in Post-Effective Amendment No. 20 to the Registration Statement (Form N-4 No. 33-51268) and Amendment No. 21 to the Registration Statement (Form N-4 No. 811-7134) and related Prospectus of Separate Account Ten of Integrity Life Insurance Company and to the use of our report dated January 18, 2002, with respect to the financial statements of Separate Account Ten of Integrity Life Insurance Company included in the Registration Statement (Form N-4) filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Kansas City, Missouri
April 22, 2002
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CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Financial Statements" in Post-Effective Amendment No. 4 to the Registration Statement (Form N-3 No. 333-46389) and Amendment No. 5 to the Registration Statement (Form N-3 No. 811-08645) and related Prospectus of Separate Account Ten of Integrity Life Insurance Company and to the use of our report dated January 18, 2002, with respect to the financial statements of Separate Account Ten of Integrity Life Insurance Company included in the Registration Statement (Form N-3) filed with the Securities and Exchange Commission.


                                                        /s/ Ernst & Young LLP

Kansas City, Missouri
April 22, 2002